EXHIBIT 99.6

                                AMENDMENT TO THE

                            MUELLER INDUSTRIES, INC.

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     WHEREAS, the Board of Directors of Mueller Industries, Inc. (the "Company") has resolved to amend the Company's 1994 Non-Employee Director Stock Option Plan (the "Plan") to clarify that the anti-dilution adjustment language of Section 13 of the Plan includes the authority to make adjustments for extraordinary dividends declared on the Company's common stock, par value $0.01 per share, whether payable in the form of cash, stock or any other form of consideration;

     NOW, THEREFORE, the Plan is hereby amended as follows (this amendment is hereinafter referred to as the "Amendment"):

     1. The first sentence of Section 13 of the Plan, entitled Adjustments Upon Changes in Capitalization and Other Matters, is hereby replaced in its entirety by the following:

          "In the event that the outstanding Common Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization or reclassification, or in the event of a stock split, combination of shares or dividends payable in cash, stock or any other form of consideration (including debentures), an appropriate automatic adjustment shall be made in the number and kind of shares and price per share as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event."

     2. Except as expressly amended by this Amendment, the remaining terms and provisions of the Plan shall remain unchanged and continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its name to be ascribed to this Amendment by its duly authorized representative as of the 1st day of September, 2004.

                                          MUELLER INDUSTRIES, INC.


                                          BY:  /s/ William H. Hensley
                                             ------------------------
                                          NAME:  William H. Hensley